Exhibit 23.2

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the registration statement of SYNAVANT Inc. on Form S-8 (File No. 333-46040) of our report dated May 31, 2002 relating to the financial statements of SYNAVANT Inc. 401(k) Retirement Savings Plan which appears in this annual report on Form 11-K.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers, Atlanta, Georgia
February 23, 2007